EXHIBIT 99.1

Aptose Biosciences to Host Key Opinion Leader Event Present at BIO CEO & Investor Conference

SAN DIEGO and TORONTO, Jan. 29, 2020 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (Nasdaq: APTO; TSX: APS), a clinical-stage company developing highly differentiated therapeutics that target the underlying mechanisms of cancer, today announced that the company will host a key opinion leader (KOL) event on Wednesday, February 5th, 2020 in New York City. In addition, William G. Rice, Ph.D., Chairman, President and Chief Executive Officer, Gregory K. Chow, Executive Vice President and Chief Financial Officer and Jotin Marango, M.D., Ph.D, Senior Vice President and Chief Business Officer, will present at the upcoming BIO CEO & Investor Conference on Monday, February 10th, 2020 in New York City.

Presentation Details:

·	KOL Symposium on CG-806 FLT3/BTK Inhibitor for Acute Myeloid Leukemia
	Date:	Wednesday, February 5, 2020
	Time:	12:00 PM – 1:30 PM
	Location:	Lotte New York Palace
	Webcast:	LINK

The luncheon symposium will feature renowned hematology leaders including Brian J. Druker, M.D., Eytan M. Stein, M.D. and Aaron Goldberg, M.D., Ph.D.  Dr. Druker is Professor of Medicine, Division of Hematology/Medical Oncology; Director, Knight Cancer Institute, Oregon Health & Science University and Chair of the Aptose Scientific Advisory Board; Eytan M. Stein, M.D. is a Hematologic Oncologist, Assistant Professor on the Leukemia Service at Memorial Sloan Kettering Cancer Center (MSKCC); and Aaron Goldberg, M.D., Ph.D. is a Hematologic Oncologist, Assistant Attending Physician, Leukemia Service, MSKCC. The hematology experts will review the treatment landscape and the evolution of kinase inhibitors as anticancer drugs in myeloid leukemias, particularly acute myeloid leukemia (AML), and highlight the potential for the mutation-agnostic FLT3/BTK inhibitor CG-806 to address unmet medical needs in these patient populations.

Additionally, Rafael Bejar M.D., Ph.D., Aptose’s Chief Medical Officer, will serve as moderator and provide an overview of the rationale and strategy for the development of CG-806 in myeloid malignancies. CG-806 is currently in an ongoing Phase 1a/b clinical trial for the treatment of patients with relapsed / refractory B-cell malignancies, including CLL and NHL, and in 1H / 2020 is planned to enter a separate clinical trial in patients with relapsed / refractory AML and high-risk MDS.

·	BIO CEO & Investor Conference
	Date:	Monday, February 10, 2020
	Time:	1:15 PM EST
	Location:	Presentation Room Odets, New York Marriott Marquis
	Webcast:	LINK

The Company also will be hosting institutional investor and partnering meetings at the conference that can be requested through BIO One-on-One Partnering.

The audio webcasts for both events will be archived shortly after the live event and will be available through the Aptose website at www.aptose.com.

About Aptose Biosciences

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage investigational products for hematologic malignancies: CG-806, an oral, first-in-class mutation-agnostic FLT3/BTK kinase inhibitor, is in a Phase 1 trial in patients with relapsed or refractory B cell malignancies, including chronic lymphocytic leukemia (CLL), small lymphocytic lymphoma (SLL) and non-Hodgkin lymphoma (NHL), who have failed or are intolerant to standard therapies; APTO-253, the only clinical stage agent that directly targets the MYC oncogene and inhibits its expression, is in a Phase 1b clinical trial for the treatment of patients with relapsed or refractory acute myeloid leukemia (AML) or high risk myelodysplastic syndrome (MDS). For further information, please visit www.aptose.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the clinical potential and favorable properties of APTO-253 and CG-806 and their clinical trials, and statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Greg Chow	Dan Ferry, Managing Director
Senior Vice President, CFO	617-535-7746
650-718-5028	Daniel@LifeSciAdvisors.com
gchow@aptose.com

SMP Communications
Susan Pietropaolo
201-923-2049
susan@smpcommunications.com